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                                   EXHIBIT 21

                              List of Subsidiaries


Name of Subsidiary                                  Place of Incorporation
------------------                                  ----------------------

California Microwave Foreign                          Barbados,
Sales Corporation                                     West Indies

Adaptive Broadband Limited                            England and Wales

Adaptive Broadband Company Limited                    Ireland